UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ITC Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following disclosures were included in a Current Report filed on Form 8-K dated June 13, 2016.

Transaction Litigation

As previously disclosed, on February 9, 2016, ITC Holdings Corp. (“ITC”) entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) with Fortis Inc. (“Ultimate Parent”), FortisUS Inc. (“Parent”) and Element Acquisition Sub Inc. (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into ITC (the “Merger”), with ITC continuing as the surviving corporation and a subsidiary of Parent.

As previously disclosed in ITC’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2016 (as amended or supplemented from time to time, the “proxy statement/prospectus”), purported shareholders of ITC have initiated legal actions challenging the Merger.

The plaintiffs in the Guerra, Mehrotra, and Severance actions have sought voluntary dismissal of their claims and alerted the federal court that, rather than proceed with litigation, they will seek a “mootness fee” for certain of the supplemental disclosures. ITC intends to oppose any application for fees submitted by the plaintiffs.

On March 4, 2016, an action captioned Alan Poland v. Fortis Inc., et al., No. 2016-151852-CB was filed in the Oakland County Circuit Court of the State of Michigan (the “Poland Action”). The complaint names as defendants a combination of ITC and the individual members of the ITC board of directors, Fortis, FortisUS and Merger Sub. The complaint generally alleges, among other things, that (i) ITC’s directors breached their fiduciary duties in connection with the Merger Agreement (including, but not limited to, various alleged breaches of duties of good faith, loyalty, care and independence), (ii) ITC’s directors failed to take appropriate steps to maximize shareholder value and claims that the Merger Agreement contains several deal protection provisions that are unnecessarily preclusive and (iii) a combination of Fortis, FortisUS and Merger Sub aided and abetted the purported breaches of fiduciary duties. The complaint seeks class action certification and a variety of relief including, among other things, enjoining defendants from completing the proposed Merger, unspecified rescissory and compensatory damages, and costs, including attorneys’ fees and expenses. On March 23, 2016, the state court entered an order directing that related cases be consolidated with the Poland Action under the caption In re ITC Holdings Corporation Shareholder Litigation. On April 8, 2016, the plaintiff filed an amended complaint adding Merger Sub and FortisUS as defendants and naming ITC as nominal defendant. The amended complaint asserts the same general allegations and seeks the same types of relief as in the original complaint, but also alleges that the proxy statement/prospectus is allegedly materially misleading and allegedly omits material facts that are necessary to render it non-misleading and also purports to assert claims derivatively on behalf of ITC. On June 8, 2016, the Court denied a motion for summary disposition filed by ITC and ITC’s board of directors.

ITC believes that no further disclosure is required to supplement the definitive proxy statement/prospectus under applicable laws; however, to avoid the risk that the Poland Action may delay or otherwise adversely affect the consummation of the proposed Merger and to minimize the expense of defending such action, ITC wishes to voluntarily make supplemental disclosures related to the proposed Merger, which are set forth below, in response to certain of the allegations. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

ITC and the other named defendants have vigorously denied, and continue to vigorously deny, that they have committed any violation of law or engaged in any of the wrongful acts that were alleged in the Poland Action.

Supplemental Disclosure

The supplemental disclosure set forth in this Current Report on Form 8-K below should be read alongside the proxy statement/prospectus, and to the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement/prospectus, this Current Report on Form 8-K supersedes the information contained in the proxy statement/prospectus. Defined terms used but not otherwise defined herein have the meanings set forth in the proxy statement/prospectus.

1. The section of the proxy statement/prospectus titled “PROPOSAL 1: THE MERGER—Background of the Merger” is hereby supplemented as follows:

A. The following disclosure is added following the last sentence of the fourteenth full paragraph on page 55 (which paragraph begins “On November 3, 2015, the ITC board of directors held an in-person meeting”) of the proxy statement/prospectus:

The ITC board of directors also discussed CEO succession planning vis a vis the strategic review process. The ITC board of directors considered possible transition timing and scenarios.

B. The following disclosure is added following the last sentence of the fifth full paragraph on page 56 (which paragraph begins “On November 12, 2015, Fortis submitted a preliminary proposal”) of the proxy statement/prospectus:

Fortis’ preliminary proposal also contemplated that, following the proposed acquisition, ITC would have a board of directors with the majority of directors being independent and would retain its employees and existing management team.

C. The following disclosure replaces the fourth sentence of the fourth full paragraph on page 59 (which paragraph begins “Later on December 17, 2015, the ITC board of directors”) of the proxy statement/prospectus:

The representatives of Barclays and Morgan Stanley reviewed preliminary financial metrics with respect to a possible strategic transaction, including, but not limited to, preliminary transaction precedents which implied a range of preliminary valuations of ITC between $17.19 per share and $51.55 per share, preliminary discounted cash flow calculations which implied a range of preliminary valuations of ITC between $33.81 per share and $42.50 per share and preliminary company comparables which implied a range of preliminary valuations of ITC between $14.52 and $37.75.

D. The following disclosure replaces the last sentence of the sixth full paragraph on page 63 (which paragraph begins “On February 3, 2016, Party G delivered to ITC a revised proposal”) of the proxy statement/prospectus:

Party G did not submit a mark-up of the draft merger agreement; however, Party G’s proposal included a presentation outlining its considerations in respect of a potential transaction with ITC, which presentation included an illustration of the combined company’s projected share price over time with an estimate of $62.26 per share in 2020 based on various assumptions (including the acquisition of ITC by Party G in an all-stock transaction at $42.00 per share and the acquisition of an undisclosed natural gas local distribution company in 2018).

E. The following disclosure is added following the first sentence of the first full paragraph on page 65 (which paragraph begins “During the course of the February 8, 2016 ITC board of directors’ meeting”) of the proxy statement/prospectus:

Consistent with Party G’s proposal of an all-stock transaction, the Party G mark-up to the draft of the merger agreement rejected the cash merger consideration provisions in the initial draft of the merger agreement provided by ITC and provided that ITC’s outstanding options, restricted stock and performance shares would be converted into the right to receive the stock of Party G, rather than cash, in connection with the proposed transaction.

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CAUTIONARY LANGUAGE CONCERNING FORWARD LOOKING STATEMENTS

This communication contains certain statements that describe the beliefs of management of ITC Holdings Corp. (the “Company”) concerning the proposed merger involving Fortis Inc. (“Fortis”) and the Company and the Company’s future business conditions, plans and prospects, growth opportunities and the outlook for the Company’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, the Company has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions the Company’s management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause the Company’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in the Company’s annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document, the proxy statement/prospectus and in subsequent filings with the SEC): (i) risks inherent in the contemplated merger, including: (A) failure to obtain approval by the Company’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the merger or to obtain regulatory approvals on favorable terms; (C) delays in consummating the merger or the failure to consummate the merger; and (D) exceeding the expected costs of the merger; (ii) legislative and regulatory actions; (iii) conditions of the capital markets during the periods covered by the forward-looking statements, and (iv) other risk factors described in the proxy statement/prospectus.

Because the Company’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the Company’s control or are subject to change, actual results could be materially different and any or all of the Company’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions the Company might make or by known or unknown risks and uncertainties. Many factors mentioned in this document, the proxy statement/prospectus and in the Company’s annual and quarterly reports will be important in determining future results. Consequently, the Company cannot assure you that the Company’s expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, the Company undertakes no obligation to publicly update any of the Company’s forward-looking or other statements, whether as a result of new information, future events, or otherwise.

The merger is subject to certain conditions precedent, including regulatory approvals and approval of the Company’s shareholders.  The Company cannot provide any assurance that the proposed merger will be completed, nor can it give assurances as to the terms on which such merger will be consummated.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger involving the Company and Fortis. In connection with this proposed merger, Fortis has filed with the SEC a registration statement on Form F-4 that includes a prospectus of Fortis and a proxy statement of the Company, which the Company filed with the SEC on May 16, 2016. The registration statement on Form F-4 was declared effective by the SEC on May 16, 2016. The Company mailed the definitive proxy statement/prospectus to its shareholders on or about May 17, 2016. This communication is not a substitute for the proxy statement/prospectus or any other document filed or to be filed by the Company with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS.  The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from the Company upon written request to the Company, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

PARTICIPANTS IN SOLICITATION

The Company and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the proposed merger under the rules of the SEC.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger is set forth in the proxy statement/prospectus. Information about the directors and executive officers of the Company may be found in its 2015 Annual Report on Form 10-K, its proxy statement on Schedule 14A relating to its 2016 Annual Meeting of Shareholders and the proxy statement/prospectus relating to its 2016 Special Meeting of Shareholders and its Current Report filed on Form 8-K, dated May 19, 2016, in each case as filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus that the Company filed with the SEC on May 16, 2016.